As filed with the Securities and Exchange Commission on September 2, 2010
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE EASTERN COMPANY
(Exact name of registrant as specified in its charter)

Connecticut	06-0330020
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	identification number)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

THE EASTERN COMPANY 2010 EXECUTIVE STOCK INCENTIVE PLAN
(Full title of the plan)

John V. Galiette, Esq.
Reid and Riege, P.C.
One Financial Plaza
Hartford, Connecticut 06103-3185
(Name and address of agent for service)

(860) 240-1009
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common stock	500,000	$16.74	$8,370,000	$596.78

(1)           These amounts have been estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, these amounts have been computed on the basis of the average of the high and low prices of the Registrant's Common Stock as traded on the NYSE AMEX.

(2)           The registration fee equals $71.30 per million of $8,370,000, which is $16.74, the average of the high and low prices of the Registrant's Common Stock on August 27, 2010 (a date within five business days prior to the date of filing of the Registration Statement), multiplied by 500,000, a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be issued as restricted stock or under options to be granted pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents which have been filed by The Eastern Company, a Connecticut corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)           The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 2010.

(b)           The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, 2010 and July 3, 2010.

(c)           The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments updating such description filed with the Commission.

(d)           The description of the Registrant's Common Stock contained on pages 17 and 18 of the Registrant's Form S-8, Registration No. 33-29452, relating to The Eastern Company Incentive Stock Option Plan and The Eastern Company 1989 Executive Stock Incentive Plan filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any amendments updating such description filed with the Commission.

(e)           The description of the Registrant's Rights Plan contained in the Registrant's Form 8-K filed on July 23, 2008 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in the documents incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The consolidated financial statements of The Eastern Company incorporated by reference in this Registration Statement have been audited by Fiondella, Milone & LaSaracina LLP, the Company’s independent registered public accounting firm, to the extent indicated in its report thereon which is also incorporated by reference herein.  Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Registrant by Reid and Riege, P.C., Hartford, Connecticut.

Item 6.	Indemnification of Directors and Officers.

Section 33-770 et seq. of the Connecticut General Statutes provides for permissive indemnification, mandatory indemnification and court-ordered indemnification of directors.

(A)           A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if:  (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful.  A corporation may also indemnify a director if he engaged in conduct for which indemnification is permitted or required under the corporation's certificate of incorporation.

A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct.  This determination must be made either:  (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by special legal counsel selected by the disinterested directors or a committee of disinterested directors (or by the full board if there are fewer than two disinterested directors); or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

Notwithstanding the above, however, a corporation may not indemnify a director:  (1) in connection with a proceeding by or in the right of the corporation (unless the indemnification is for reasonable expenses incurred and the director met the relevant standard of conduct noted above); or (2) in connection with any proceeding charging improper financial benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that a financial benefit was improperly received by him.

A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if:  (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification, or the proceeding involves conduct for which liability is limited under the corporation's certificate of incorporation; and (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct.  Authorizations for the repayment of expenses must be made either:  (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by the full board if there are fewer than two disinterested directors; or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

(B)           Unless limited by its certificate of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

(C)           Unless a corporation's certificate of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that:  (1) the director is entitled to mandatory indemnification; (2) the director is entitled to indemnification pursuant to a provision of the corporation's certificate of incorporation; or (3) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation.  However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation.  In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its certificate of incorporation, bylaws, general or specific action of its board of directors, or contract.

Article Tenth of the Registrant's certificate of incorporation and Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Registrant's directors to the Registrant or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors.  However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

The Registrant's by-laws also require the indemnification of the Registrant's directors and officers.  Article IX of the by-laws provides that each director and officer of the Registrant will be indemnified against losses incurred by him to the fullest extent permitted by Connecticut law.  This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

The Registrant has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

4(a)	The Eastern Company 2010 Executive Stock Incentive Plan

4(b)
The Registrant's restated certificate of incorporation dated August 14, 1991 is incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991 and the Registrant's Form 8-K filed on February 13, 1991.  The amendment to the Registrant’s certificate of incorporation is incorporated by reference to page 5 of the Registrant’s proxy statement filed on March 19, 2007 for the annual meeting held on April 25, 2007.

4(b)	The Registrant's amended and restated By-laws dated July 29, 1996, are incorporated by reference to the Registrant's Form 8-K filed on July 29, 1996.

4(c)
The Rights Agreement entered into between the Registrant and American Stock Transfer & Trust Company dated as of July 23, 2008 and the letter to all shareholders of the Registrant dated June 23, 2008, together with the press release dated June 23, 2008 describing the issuance of a Purchase Rights dividend distribution, are incorporated by reference to the Registrant's Form 8-K filed on July 23, 2008.

5	Opinion of Reid and Riege, P.C. as to the legality of the securities being registered.

23(a)	Consent of Reid and Riege, P.C. (Reference is made to the Opinion of Reid and Riege, P.C. filed as Exhibit 5.)

23(b)	Consents of Independent Registered Public Accounting Firms.

24	Power of Attorney (included in signature page to this Registration Statement).

99(1)	Resale S-3-type prospectus filed with this Registration Statement on Form S-8 in accordance with General Instruction C of Form S-8.

99(2)	The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 2010 is incorporated herein by reference.

99(3)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, 2010 and July 3, 2010 are incorporated herein by reference.

99(4)	Notice of the 2010 Annual Meeting of Shareholders and Proxy Statement of the Registrant dated March 17, 2010 are incorporated herein by reference.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Not applicable.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the Registrant is relying on Rule 430B:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, State of Connecticut, on the 2nd day of September, 2010.

THE EASTERN COMPANY

By /s/ Leonard F. Leganza
  Leonard F. Leganza
                                                                                                  (President and Chief
                                                                                                  Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant does hereby appoint Leonard F. Leganza and David C. Robinson, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of the Registrant any and all amendments to said Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission.  Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

Signature	Title	Date

/s/ Leonard F. Leganza Leonard F. Leganza	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2010

/s/ John W. Everets John W. Everets	Director	September 2, 2010

/s/ Charles W. Henry Charles W. Henry	Director	September 2, 2010

/s/ David C. Robinson David C. Robinson	Director	September 2, 2010

/s/ Donald S. Tuttle III Donald S. Tuttle III	Director	September 2, 2010

/s/ John L. Sullivan III John L. Sullivan III	Vice President and Chief Financial Officer (Principal Finanical Officer)	September 2, 2010

/s/ Kenneth R. Sapack Kenneth R. Sapack	Chief Accounting Officer (Principal Accounting Officer)	September 2, 2010

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the person who administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, State of Connecticut on the 2nd day of September, 2010.

THE EASTERN COMPANY 2010 EXECUTIVE STOCK INCENTIVE PLAN

By THE EASTERN COMPANY

By /s/ Leonard F. Leganza
     Leonard F. Leganza
     Its Chairman of the Board,
     President and Chief
     Executive Officer